AMENDMENT TO

SCHEDULE A

ADVISORY FEE WAIVER AGREEMENT

THIS SCHEDULE A lists the Funds and their respective Waiver Amounts, as well as the effective date and termination date for each Waiver Amount, established pursuant to the Advisory Fee Waiver Agreement.

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
Lincoln Hedged S&P 500 Conservative Fund	0.12%	All Fund assets	May 1, 2023	April 30, 2025

Lincoln Hedged S&P 500 Fund	0.12%	All Fund assets	May 1, 2023	April 30, 2025

Lincoln Nasdaq-100 Buffer Fund Jun	0.23% 0.00%	First $50M Over $50M	May 1, 2023	April 30, 2025

Lincoln Hedged Nasdaq- 100 Fund	0.23% 0.00%	First $50M Over $50M	May 1, 2023	April 30, 2025

Lincoln Nasdaq-100 Buffer Fund Dec	0.23% 0.00%	First $50M Over $50M	May 1, 2023	April 30, 2025

Lincoln Nasdaq-100 Buffer Fund Mar	0.23% 0.00%	First $50M Over $50M	May 1, 2023	April 30, 2025

Lincoln S&P 500 Buffer Fund Feb	0.12%	All Fund assets	May 1, 2023	April 30, 2025

Lincoln S&P 500 Ultra Buffer Fund Feb	0.12%	All Fund assets	May 1, 2023	April 30, 2025

Lincoln S&P 500 Buffer Fund May	0.12%	All Fund assets	May 1, 2023	April 30, 2025

Lincoln S&P 500 Ultra Buffer Fund May	0.12%	All Fund assets	May 1, 2023	April 30, 2025

Lincoln Hedged S&P 500 Fund 2	0.12%	All Fund assets	May 1, 2023	April 30, 2025

Lincoln Hedged S&P 500 Conservative Fund 2	0.12%	All Fund assets	May 1, 2023	April 30, 2025

LVIP American Century Select Mid Cap Managed Volatility Fund	0.005%	All Fund assets	May 1, 2023	April 30, 2024

LVIP American Balanced Allocation Fund	0.04%	All Fund assets	May 1, 2023	April 30, 2024

LVIP American Growth Allocation Fund	0.035%	All Fund assets	May 1, 2023	April 30, 2024

LVIP American Income Allocation Fund	0.04%	All Fund assets	May 1, 2023	April 30, 2024

LVIP American Preservation Fund	0.07%	All Fund assets	May 1, 2023	April 30, 2024

LVIP Baron Growth Opportunities Fund	0.11% 0.16% 0.21% 0.22% 0.27%	Up to $250M $250M - $500M $500M - $700M $700M - $750M Over $750M	January 1, 2023	April 30, 2024

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP BlackRock Dividend Value Managed Volatility Fund	0.125% 0.160%	First $750M Over $750M	May 1, 2023	April 30, 2024

LVIP BlackRock Global Allocation Managed Risk Fund*	0.075%	All Fund assets	May 1, 2023	April 30, 2024

LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund	0.005%	All Fund assets	May 1, 2023	April 30, 2024

LVIP BlackRock Real Estate Fund	0.02% 0.01% 0.00%	First $250M $250M - $750M Over 750M	May 1, 2023	April 30, 2024

LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund	0.005%	All Fund assets	May 1, 2023	April 30, 2024

LVIP Blended Large Cap Growth Managed Volatility Fund	0.165% 0.115% 0.11% 0.095%	First $100M Next $400M Next $ 1.5B Over $ 2B	January 1, 2024	April 30, 2025

LVIP Blended Mid Cap Managed Volatility Fund	0.005%	All Fund assets	May 1, 2023	April 30, 2024

LVIP ClearBridge Franklin Select Large Cap Managed Volatility Fund	0.005%	All Fund assets	May 1, 2023	April 30, 2024

LVIP Delaware Diversified Floating Rate Fund	0.03% 0.05%	First $2B Over $2B	May 1, 2023	April 30, 2024

LVIP Dimensional U.S. Core Equity 1 Fund	0.01%	All Fund assets	May 1, 2023	April 30, 2024

LVIP Dimensional U.S. Equity Managed Volatility Fund	0.005%	All Fund assets	May 1, 2023	April 30, 2024

LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund*	0.625%	All Fund assets	May 1, 2023	April 30, 2024

LVIP Franklin Templeton Global Equity Managed Volatility Fund	0.01%	All Fund assets	May 1, 2023	April 30, 2024

LVIP Global Aggressive Growth Allocation Managed Risk Fund	0.005%	All Fund assets	May 1, 2023	April 30, 2024

LVIP Global Conservative Allocation Managed Risk Fund	0.01%	All Fund assets	May 1, 2023	April 30, 2024

LVIP Global Growth Allocation Managed Risk Fund	0.01%	All Fund assets	May 1, 2023	April 30, 2024

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP Mondrian Global Income Fund	0.1025% 0.1125% 0.1225% 0.1375%	First $350M $350M to $525M $525M to $700M Over $700M	May 1, 2023	April 30, 2024

LVIP Global Moderate Allocation Managed Risk Fund	0.015%	All Fund assets	May 1, 2023	April 30, 2024

LVIP Government Money Market Fund	0.00% 0.01% 0.02%	First $500M Next $500M Over $1B	October 1, 2023	April 30, 2024

LVIP JPMorgan High Yield Fund	0.00% 0.05%	First $150M Over $150M	May 1, 2023	April 30, 2024

LVIP JPMorgan Retirement Income Fund	0.45%	All Fund assets	May 1, 2023	April 30, 2024

LVIP JPMorgan Select Mid Cap Managed Volatility Fund	0.015%	All Fund assets	May 1, 2023	April 30, 2024

LVIP MFS International Growth Fund	0.11% 0.10%	First $400M Over $400M	May 1, 2023	April 30, 2024

LVIP MFS International Equity Managed Volatility Fund*	0.665%	All Fund assets	May 1, 2023	April 30, 2024

LVIP MFS Value Fund	0.04%	All fund assets	January 1, 2023	April 30, 2024

LVIP Mondrian International Value Fund	0.015% 0.010%	First $1B Over $1B	May 1, 2023	April 30, 2024

LVIP PIMCO Low Duration Bond Fund	0.050% 0.075%	First $500M Over $500M	May 1, 2023	April 30, 2024

LVIP SSGA Global Tactical Allocation Managed Volatility Fund	0.10%	All Fund assets	May 1, 2023	April 30, 2024

LVIP SSGA Bond Index Fund	0.08% 0.122% 0.152% 0.157% 0.162%	First $500M Next $1.5B Next $500M Next $2.5B Over $5.0B	May 1, 2023	April 30, 2024

LVIP Franklin Templeton Multi-Factor International Equity Fund	0.07% 0.01%	Up to $50M $50M - $500M	May 1, 2023	April 30, 2024

LVIP Franklin Templeton Multi-Factor Emerging Markets Equity Fund	0.065% 0.025% 0.005%	Up to $50M $50M - $100M $100M - $500M	May 1, 2023	April 30, 2024

LVIP SSGA International Index Fund	0.097% 0.145%	Up to $1B Over $1B	May 1, 2023	April 30, 2024

LVIP SSGA International Managed Volatility Fund	0.005%	All Fund assets	May 1, 2023	April 30, 2024

LVIP Franklin Templeton Multi-Factor Large Cap Equity Fund	0.08% 0.015%	Up to $50M $50M - $500M	May 1, 2023	April 30, 2024

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP SSGA Large Cap Managed Volatility Fund	0.005%	All Fund assets	May 1, 2023	April 30, 2024

LVIP SSGA Mid Cap Index Fund	0.005% 0.010%	Up to $1.5B Over $1.5B	May 1, 2023	April 30, 2024

LVIP SSGA S&P 500 Index Fund	0.002%	Up to $1B	May 1, 2023	April 30, 2024

LVIP SSGA Small-Cap Index Fund	0.005% 0.010% 0.015%	Up to $500M Next $1B Over $1.5B	May 1, 2023	April 30, 2024

LVIP Franklin Templeton Multi-Factor SMID Cap Equity Fund	0.065%	Up to $50M	May 1, 2023	April 30, 2024

LVIP SSGA SMID Cap Managed Volatility Fund	0.005%	All Fund assets	May 1, 2023	April 30, 2024

LVIP AllianceBernstein Large Cap Growth Fund	0.065%	All Fund assets	January 1, 2024	April 30, 2025

LVIP T. Rowe Price Structured Mid-Cap Growth Fund	0.05%	Over $750M	May 1, 2023	April 30, 2024

LVIP U.S. Aggressive Growth Allocation Managed Risk Fund	0.015%	All Fund assets	May 1, 2023	April 30, 2024

LVIP U.S. Growth Allocation Managed Risk Fund	0.01%	All Fund assets	May 1, 2023	April 30, 2024

LVIP Vanguard Domestic Equity ETF Fund	0.05%	All Fund assets	May 1, 2023	April 30, 2024

LVIP Vanguard International Equity ETF Fund	0.05%	All Fund assets	May 1, 2023	April 30, 2024

LVIP Wellington Capital Growth Fund	0.04% 0.07%	First $500M Over $ 500M	May 1, 2023	April 30, 2024

LVIP Wellington SMID Cap Value Fund	0.115% 0.075%	First $100M Over $100M	May 1, 2023	April 30, 2024

*	The Waiver Amount shall renew automatically for one-year terms unless the Trust and LIA mutually agree to the termination at least 10 days prior to the end of the then current term.

The parties hereto have caused this Amendment to be signed by their duly authorized officers as of December 12, 2023, and effective in accordance with the dates noted above.

LINCOLN FINANCIAL INVESTMENTS CORPORATION		LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

By:	/s/ Benjamin Richer	By:	/s/ William P. Flory, Jr.
Name:	Benjamin A. Richer	Name:	William P. Flory, Jr.
Title:	Senior Vice President	Title:	Vice President & Chief Accounting Officer